Joint Filer Information

Names:	Electrum Global Holdings L.P. TEG Global GP Ltd. Leopard Holdings LLC The Electrum Group LLC

Address:
Electrum Global Holdings L.P., TEG Global GP Ltd. and The Electrum Group LLC
535 Madison Ave., 11th Floor
New York, New York 10022

Leopard Holdings LLC
535 Madison Ave., 12th Floor
New York, New York 10022

Designated Filer:	GRAT Holdings LLC

Issuer and Ticker Symbol:	NovaGold Resources Inc. (NG)

Date of Event Requiring Filing Of This Statement:	December 1, 2013

Each of the undersigned, Electrum Global Holdings L.P., TEG Global GP Ltd., Leopard Holdings LLC and The Electrum Group LLC, is jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with GRAT Holdings LLC with respect to the beneficial ownership of securities of NovaGold Resources Inc.

Signatures:

ELECTRUM GLOBAL HOLDINGS L.P.

By: TEG Global GP Ltd., its General Partner

By: /s/ William Natbony
       Name: William Natbony
       Title: Director

TEG GLOBAL GP LTD.

By: /s/ William Natbony
       Name: William Natbony
       Title: Director

LEOPARD HOLDINGS LLC

By: /s/ William Natbony
       Name: William Natbony
       Title: Manager

THE ELECTRUM GROUP LLC

By: /s/ Michael H. Williams
       Name: Michael H. Williams
       Title: Senior Managing Director